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                                                                     Exhibit 5.1



                      [LETTERHEAD OF KIRKLAND & ELLIS LLP]

To Call Writer Directly:
        (212) 446-4800

                               July 23, 2003

Alpharma Inc.
One Executive Drive
Fort Lee, New Jersey 07024

                  Re:      Registration Statement on Form S-4

Ladies and Gentlemen:

                  We are issuing this opinion letter in our capacity as legal counsel to Alpharma Inc., a Delaware corporation (the "Issuer") and each of the guarantors listed in Exhibit A attached hereto (collectively, the "Guarantors" and together with the Issuer, the "Registrants"),in connection with the proposed registration by the Registrants of $220,000,000 in aggregate principal amount of the Registrants' 8 5/8 % Series B Senior Notes due 2011 (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement." The Exchange Notes are to be issued pursuant to the Indenture (as amended and supplemented from time to time, the "Indenture"), dated as of April 24, 2003 by and among the Registrants and Wachovia Bank, National Association, as trustee. The Exchange Notes are to be issued in exchange for and in replacement of the Registrants' 8 5/8 % Senior Notes due 2011 (the "Old Notes"), of which $220,000,000 in aggregate principal amount is outstanding.

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation and bylaws (or limited liability company equivalent) of each Registrant, (ii) minutes and records of the corporate proceedings of each Registrant with respect to the issuance of the Exchange Notes, (iii) the Indenture and (iv) the Registration Statement.

                  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants, and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. As to any facts material to the



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opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

                  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

                  Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

                  (i) Alpharma Inc. is a corporation validly existing under the laws of the State of Delaware and each Guarantor is a corporation or limited liability company validly existing under the laws of its jurisdiction of incorporation as set forth opposite its name on Exhibit A attached hereto.

                  (ii) Each Registrant has the requisite corporate or limited liability (as applicable) power and authority to execute and deliver the Indenture and to perform its obligations thereunder.

                  (iii) The execution and delivery of the Indenture by each Registrant and the performance of its obligations thereunder, have been duly authorized by each such Registrant, and do not conflict with the articles of incorporation, bylaws (or limited liability company equivalent) or any applicable provision of New York or Delaware law or require any consent of any New York or Delaware governmental authority.

                  (iv) When (a) the Registration Statement becomes effective,
(b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes will be validly issued and binding obligations of the Registrants.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of the New Securities" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission.

                  Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Delaware case law decided thereunder or the federal law of the United States.

                  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or



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supplement this opinion should the present laws of the State of New York or
Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                                  Yours very truly,

                                                  /S/ KIRKLAND & ELLIS LLP
                                                  ------------------------
                                                      KIRKLAND & ELLIS LLP


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                                                                       Exhibit A


      Guarantor                                 Jurisdiction of Organization
Alpharma Animal Health Company                              Texas
Alpharma (Bermuda) Inc.                                    Delaware
Alpharma Euro Holdings Inc.                                Delaware
Alpharma Investment Inc                                    Delaware
Alpharma NW Inc.                                          Washington
Alpharma Operating Corporation                             Delaware
Alpharma U.S. Inc.                                         Delaware
Alpharma US Pharmaceutical LLC                             Delaware
Alpharma USHP Inc.                                         Delaware
Alpharma USPD Inc.                                         Maryland
Barre Parent Corporation                                   Delaware
Faulding Holdings Inc.                                     Delaware
Faulding Laboratories Inc.                                 Delaware
Faulding Pharmaceuticals Inc.                              Delaware
G.F. Reilly Company                                        Delaware
Mikjan Corporation                                         Arkansas
NMC Laboratories, Inc.                                     New York
Parmed Pharmaceuticals, Inc.                               Delaware
Point Holdings Inc.                                        Delaware
Purepac Pharmaceutical Co.                                 Delaware
Purepac Pharmaceutical Holdings Inc.                       Delaware